Exhibit 99.1

Motorola Solutions Reports

Third-Quarter 2012 Financial Results

•	Sales of $2.2 billion, up 3 percent from a year ago

•	Record Government sales of $1.5 billion, up 12 percent from a year ago

•	GAAP earnings per share (EPS) from continuing operations* up 60 percent from a year ago

•	Non-GAAP** EPS from continuing operations up 27 percent from a year ago

•	Repurchased $308 million of shares in the quarter

(In millions, except EPS)	Q3 2012	Q3 2011	Change
Total sales	$2,153	$2,085	3%
GAAP operating earnings	$324	$254	28%
Non-GAAP operating earnings	$387	$359	8%
GAAP EPS from continuing operations	$0.72	$0.45	60%
Non-GAAP EPS from continuing operations	$0.84	$0.66	27%

Click here for printable press release and financial tables.

SCHAUMBURG, Ill. – Oct. 24, 2012 – Motorola Solutions, Inc. (NYSE: MSI) announced today its third-quarter 2012 results highlighted by sales of $2.2 billion, up 3 percent from the third quarter of 2011 and driven by strong demand in its Government segment. These results include an unfavorable currency exchange rate impact to revenues of $42 million, or approximately 2 percent.

“We had strong revenue and earnings growth, including record performance in our Government segment,” said Greg Brown, chairman and CEO of Motorola Solutions. “We expanded operating margins, managed our costs and grew earnings per share 27 percent driven by our operating performance and continued return of capital to shareholders.”

GAAP operating earnings in the third quarter of 2012 were $324 million or 15 percent of sales, compared to $254 million or 12.2 percent of sales in the third quarter of 2011. GAAP EPS from continuing operations was $0.72, compared to $0.45 in the third quarter of 2011.

Non-GAAP operating earnings in the third quarter of 2012 were $387 million or 18 percent of sales, compared to $359 million or 17.2 percent of sales in the third quarter of 2011. Non-GAAP EPS from continuing operations was $0.84, compared to $0.66 in the third quarter of 2011. Non-GAAP financial information excludes after-tax expense of approximately $0.12 per diluted share related to share-based compensation expense, intangible assets amortization expense and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the third quarter of 2012, the company generated $182 million in operating cash flow from continuing operations, including the impact of an early pension payment of $72 million. Additionally, the company repurchased $308 million in shares, paid $63 million in dividends and ended the quarter with total cash*** of $3.5 billion.

Government segment sales were $1.5 billion, up 12 percent from the year-ago quarter, driven by double-digit growth in North America and solid performance in EMEA and Latin

America. GAAP operating earnings were $273 million or 17.9 percent of sales compared to $186 million or 13.7 percent in the year-ago quarter. Non-GAAP operating earnings were $310 million or 20.4 percent of sales compared to $224 million or 16.5 percent in the year-ago quarter.

Government highlights:

•

Secured multimillion dollar contracts with the state of Alaska; the state of Ohio; Maui County in Hawaii; Prince George’s County in Maryland; York County in South Carolina; the City of Phoenix; the City of Glendale, Calif.; the City of Fort Wayne, Ind.; Rheinbahn public transit in Germany; Wuxi Metro in China; and Codelco Chuquicamata Mining in Chile

•

Continued to expand family of APX™ Project 25 (P25) two-way radios including a new accountability solution for the Motorola Tactical Incident Command Solution, which helps incident commanders accurately and quickly keep track of on-scene operations; the APX 4500 mobile radio, which gives P25 interoperable communications for all first responders; and the APX 3000, which enables undercover officers to use a high-powered concealed portable radio

•

At APCO (Association of Public-Safety Communications Officials) International, Motorola Solutions demonstrated how the company’s technology and expertise enhance a safer and thriving Connected City by delivering a comprehensive product portfolio and solutions that better serve – and protect – the Connected Officer, the Connected Patrol Vehicle and the Connected Fire Fighter. All integrated solutions enable our public-safety customers to stay connected and leverage technology with their very challenging jobs

Enterprise segment sales were $632 million, down 13 percent from the year-ago quarter, which included the anticipated decline in iDEN sales. GAAP operating earnings were $51 million or 8.1 percent of sales compared to $68 million or 9.4 percent in the year-ago quarter. Non-GAAP operating earnings were $77 million or 12.2 percent of sales compared to $135 million or 18.6 percent in the year-ago quarter.

Enterprise highlights:

•	Secured contracts with key customers such as Best Buy, Pharmedium and Flowers Bakery in the United States; Aeon Technology in Shanghai and Grupo Polar Companies in Venezuela

•

Introduced the MC67 mobile computer, an ultra-rugged device that offers HSPA+ WAN, which is targeted at task worker applications in the field such as parcel collection and delivery scanning, inventory management, sales order entry, direct store delivery (DSD) and route accounting

•

Introduced the Wide-Area Network (WAN) version of the ET1 tablet that brings the ‘go-anywhere’ familiarity and popularity of a consumer-class user experience to a true enterprise-class device that offers enhanced durability, an optional modular barcode scanner and magnetic stripe reader, hot-swappable battery packs and secure system software

Fourth-Quarter and Full-Year 2012 Outlook

The company expects fourth-quarter sales to grow approximately 6 to 7 percent compared with the fourth quarter of 2011, with EPS from continuing operations of $0.98 to $1.03. The company is increasing its full-year 2012 outlook for sales growth to 6 to 6.5 percent to reflect revenues for Psion, which Motorola Solutions acquired on Oct. 1, 2012. Our EPS outlook excludes share-based compensation expense, intangible assets amortization expense and charges associated with items of the variety typically highlighted by the company in its quarterly earnings releases.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Third Quarter
(In millions, except per share amounts)	2012	2011
Net sales	$2,153	$2,085
Gross margin	1,087	1,055
Operating earnings	324	254
Earnings from continuing operations before income taxes	324	238
Income tax expense	118	83
Earnings from continuing operations**	206	153
Loss from discontinued operations, net of tax	—	(25)
Net earnings	$206	$128

Diluted EPS from continuing operations:	$0.72	$0.45

Weighted average diluted common shares outstanding	287.4	339.5

Highlighted Items, Share-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, share-based compensation expense and intangible assets amortization expense for the third quarter of 2012.

(per diluted common share)	Third Quarter 2012

GAAP Earnings Per Common Share from Continuing Operations**	$0.72

Highlighted Items:
Reorganization of business charges	$0.03
Gain on sale of equity investment	$(0.03)

Total Highlighted Items	$0.00

Share-based compensation expense	$0.11
Intangible assets amortization expense	$0.01

Total Share-Based Compensation Expense and Intangible Assets Amortization Expense	$0.12

Total Non-GAAP Adjustments	$0.12

Non-GAAP Earnings Per Common Share from Continuing Operations	$0.84

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Wednesday, Oct. 24. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included Non-GAAP measurements of results. We have provided these Non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The Non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of Non-GAAP measurements by using GAAP measures in conjunction with the Non-GAAP measurements. As a result, investors should consider these Non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its Non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its Non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the Non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the fourth quarter and full year of 2012, payment of a regular quarterly dividend and purchases of shares under the company’s share repurchase program. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 22 in Item 1A of Motorola Solutions, Inc.’s 2011 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government and enterprise communications industries; (2) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit; (3) the company’s ability to introduce new products and technologies in a timely manner; (4) negative impact on the company’s business from global economic conditions, which may include: (i) potential deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (5) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (6) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (7) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (8) risks related to the company’s manufacturing and business operations in foreign countries; (9) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (10) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (11) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (12) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (13) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (14) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the company when competing for business in foreign markets; (15) the impact of the percentage of cash and cash equivalents held outside of the United States; (16) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (17) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; (20) negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions; and (21) the impact of our multi-year phased upgrade and consolidation of our enterprise resource planning systems into a single global platform. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Amounts attributable to Motorola Solutions, Inc. common shareholders
**	Non-GAAP financial information excludes from GAAP results the effects of share-based compensation expense, intangible assets amortization expense and highlighted items
***	Total cash = Cash and cash equivalents + Sigma Fund (current) and short-term investments

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTO, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2012 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	September 29, 2012	October 1, 2011
Net sales from products	$1,567	$1,552
Net sales from services	586	533

Net sales	2,153	2,085

Costs of product sales	682	679
Costs of service sales	384	351

Costs of sales	1,066	1,030

Gross margin	1,087	1,055

Selling, general and administrative expenses	485	471
Research and development expenditures	262	270
Other charges	10	10
Intangibles amortization	6	50

Operating earnings	324	254

Other income (expense):
Interest expense, net	(16)	(18)
Gain on sales of investments and businesses, net	19	2
Other	(3)	—

Total other expense	—	(16)

Earnings from continuing operations before income taxes	324	238

Income tax expense	118	83

Earnings from continuing operations	206	155

Loss from discontinued operations, net of tax	—	(25)

Net earnings	206	130

Less: Earnings attributable to noncontrolling interests	—	2

Net earnings attributable to Motorola Solutions, Inc.	$206	$128

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$206	$153
Loss from discontinued operations, net of tax	—	(25)

Net earnings	$206	$128

Earnings (loss) per common share
Basic:
Continuing operations	$0.73	$0.46
Discontinued operations	—	(0.08)

	$0.73	$0.38

Diluted:
Continuing operations	$0.72	$0.45
Discontinued operations	—	(0.07)

	$0.72	$0.38

Weighted average common shares outstanding
Basic	283.1	335.4
Diluted	287.4	339.5

	Percentage of Net Sales*
Net sales from products	72.8%	74.4%
Net sales from services	27.2%	25.6%

Net sales	100%	100%

Costs of product sales	43.5%	43.8%
Costs of service sales	65.5%	65.9%

Costs of sales	49.5%	49.4%

Gross margin	50.5%	50.6%

Selling, general and administrative expenses	22.5%	22.6%
Research and development expenditures	12.2%	12.9%
Other charges	0.5%	0.5%
Intangibles amortization	0.3%	2.4%

Operating earnings	15.0%	12.2%

Other income (expense):
Interest expense, net	-0.7%	-0.9%
Gain on sales of investments and businesses, net	0.9%	0.1%
Other	-0.1%	0.0%

Total other expense	0.0%	-0.8%

Earnings from continuing operations before income taxes	15.0%	11.4%
Income tax expense	5.5%	4.0%

Earnings from continuing operations	9.6%	7.4%

Earnings from discontinued operations, net of tax	0.0%	-1.2%

Net earnings	9.6%	6.2%

Less: Loss attributable to noncontrolling interests	0.0%	0.1%

Net earnings attributable to Motorola Solutions, Inc.	9.6%	6.1%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Nine Months Ended
	September 29, 2012	October 1, 2011
Net sales from products	$4,574	$4,379
Net sales from services	1,683	1,524

Net sales	6,257	5,903

Costs of product sales	2,052	1,949
Costs of service sales	1,085	968

Costs of sales	3,137	2,917

Gross margin	3,120	2,986

Selling, general and administrative expenses	1,454	1,414
Research and development expenditures	785	769
Other charges	30	71
Intangibles amortization	18	150

Operating earnings	833	582

Other income (expense):
Interest expense, net	(46)	(59)
Gain on sales of investments and businesses, net	39	21
Other	(18)	(73)

Total other expense	(25)	(111)

Earnings from continuing operations before income taxes	808	471

Income tax expense (benefit)	266	(93)

Earnings from continuing operations	542	564

Earnings from discontinued operations, net of tax	3	404

Net earnings	545	968

Less: Loss attributable to noncontrolling interests	—	(6)

Net earnings attributable to Motorola Solutions, Inc.	$545	$974

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$542	$570
Earnings from discontinued operations, net of tax	3	404

Net earnings	$545	$974

Earnings per common share
Basic:
Continuing operations	$1.83	$1.69
Discontinued operations	0.01	1.20

	$1.84	$2.89

Diluted:
Continuing operations	$1.80	$1.66
Discontinued operations	0.01	1.18

	$1.81	$2.84

Weighted average common shares outstanding
Basic	296.1	337.3
Diluted	301.5	343.4

	Percentage of Net Sales*
Net sales from products	73.1%	74.2%
Net sales from services	26.9%	25.8%

Net sales	100%	100%

Costs of product sales	44.9%	44.5%
Costs of service sales	64.5%	63.5%

Costs of sales	50.1%	49.4%

Gross margin	49.9%	50.6%

Selling, general and administrative expenses	23.2%	24.0%
Research and development expenditures	12.5%	13.0%
Other charges	0.5%	1.2%
Intangibles amortization	0.3%	2.5%

Operating earnings	13.3%	9.9%

Other income (expense):
Interest expense, net	-0.7%	-1.0%
Gain on sales of investments and businesses, net	0.6%	0.4%
Other	-0.3%	-1.2%

Total other expense	-0.4%	-1.9%

Earnings from continuing operations before income taxes	12.9%	8.0%
Income tax expense (benefit)	4.3%	-1.6%

Earnings from continuing operations	8.7%	9.6%

Earnings from discontinued operations, net of tax	0.0%	6.8%

Net earnings	8.7%	16.4%

Less: Loss attributable to noncontrolling interests	0.0%	-0.1%

Net earnings attributable to Motorola Solutions, Inc.	8.7%	16.5%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	September 29, 2012	December 31, 2011
Assets
Cash and cash equivalents	$1,779	$1,881
Sigma Fund and short-term investments	1,760	3,210
Accounts receivable, net	1,704	1,866
Inventories, net	538	512
Deferred income taxes	662	613
Other current assets	828	686

Total current assets	7,271	8,768

Property, plant and equipment, net	860	896
Investments	162	166
Deferred income taxes	2,017	2,375
Goodwill	1,430	1,428
Other assets	280	296

Total assets	$12,020	$13,929

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$405
Accounts payable	646	677
Accrued liabilities	2,475	2,733

Total current liabilities	3,125	3,815

Long-term debt	1,860	1,130
Other liabilities	3,138	3,710

Total Motorola Solutions, Inc. stockholders’ equity	3,872	5,214

Noncontrolling interests	25	60

Total liabilities and stockholders’ equity	$12,020	$13,929

Total cash*	$3,539	$5,091
Net cash**	1,675	3,556

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments
**	Net cash = Total cash - Notes payable and current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	September 29, 2012	October 1, 2011
Operating
Net earnings attributable to Motorola Solutions, Inc.	$206	$128
Earnings attributable to noncontrolling interests	—	2

Net earnings	206	130
Loss from discontinued operations, net of tax	—	(25)

Earnings from continuing operations	206	155
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	45	92
Non-cash other expense (income)	13	(6)
Share-based compensation expense	44	45
Gain on sales of investments and businesses, net	(19)	(1)
Deferred income taxes	110	40
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(73)	(6)
Inventories	(43)	(26)
Other current assets	(70)	(15)
Accounts payable and accrued liabilities	100	107
Other assets and liabilities	(131)	92

Net cash provided by operating activities from continuing operations	182	477

Investing
Acquisitions and investments, net	(7)	(24)
Proceeds from (used for) sales of investments and businesses, net	29	(14)
Capital expenditures	(39)	(43)
Proceeds from sales of property, plant and equipment	—	2
Proceeds from (purchases of) sales of Sigma Fund investments, net	173	(41)

Net cash provided by (used for) investing activities from continuing operations	156	(120)

Financing
Repayment of debt	(1)	(1)
Issuance of common stock	16	20
Purchase of common stock	(308)	(744)
Excess tax benefits from share-based compensation	—	39
Payment of dividends	(63)	—
Contribution to Motorola Mobility	—	(75)
Distribution to discontinued operations	—	19

Net cash used for financing activities from continuing operations	(356)	(742)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	—	19
Net cash used for financing activities from discontinued operations	—	(19)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	—

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	25	(33)

Net decrease in cash and cash equivalents	7	(418)
Cash and cash equivalents, beginning of period	1,772	2,203

Cash and cash equivalents, end of period	$1,779	$1,785

Financial Ratios:
Free cash flow*	$143	$434

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 29, 2012	October 1, 2011
Operating
Net earnings attributable to Motorola Solutions, Inc.	$545	$974
Loss attributable to noncontrolling interests	—	(6)

Net earnings	545	968
Earnings from discontinued operations, net of tax	3	404

Earnings from continuing operations	542	564
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	151	273
Non-cash other income	12	39
Share-based compensation expense	139	123
Gain on sales of investments and businesses, net	(39)	(21)
Loss from the extinguishment of long-term debt	6	81
Deferred income taxes	203	30
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	189	82
Inventories	(51)	(38)
Other current assets	(147)	(6)
Accounts payable and accrued liabilities	(283)	(230)
Other assets and liabilities	(218)	(93)

Net cash provided by operating activities from continuing operations	504	804

Investing
Acquisitions and investments, net	61	(26)
Proceeds from (used for) sales of investments and businesses, net	(38)	1,064
Capital expenditures	(140)	(103)
Proceeds from sales of property, plant and equipment	9	6
Proceeds from sales of Sigma Fund investments, net	1,450	225
Proceeds from sales of short-term investments, net	—	6

Net cash provided by investing activities from continuing operations	1,342	1,172

Financing
Repayment of debt	(412)	(617)
Proceeds from issuance of debt	747	—
Issuance of common stock	79	148
Purchase of common stock	(2,112)	(744)
Excess tax benefits from share-based compensation	17	39
Payments of dividends	(197)	—
Contributions to Motorola Mobility	(73)	(3,275)
Distribution from (to) discontinued operations	(11)	102

Net cash used for financing activities from continuing operations	(1,962)	(4,347)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	2	65
Net cash used for investing activities from discontinued operations	—	(8)
Net cash provided by (used for) financing activities from discontinued operations	11	(102)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(13)	45

Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	14	(52)

Net decrease in cash and cash equivalents	(102)	(2,423)
Cash and cash equivalents, beginning of period	1,881	4,208

Cash and cash equivalents, end of period	$1,779	$1,785

Financial Ratios:
Free cash flow*	$364	$701

*	Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales and Operating earnings by segment for the three and nine months ended September 29, 2012 and October 1, 2011.

Net Sales

	Three Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	$1,521	$1,360	12%
Enterprise	632	725	-13%

Company Total	$2,153	$2,085	3%

	Nine Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	$4,281	$3,811	12%
Enterprise	1,976	2,092	-6%

Company Total	$6,257	$5,903	6%

Operating Earnings

	Three Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	$273	$186	47%
Enterprise	51	68	-25%

Company Total	$324	$254	28%

	Nine Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	$620	$390	59%
Enterprise	213	192	11%

Company Total	$833	$582	43%

Operating Earnings %

	Three Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	17.9%	13.7%	31%
Enterprise	8.1%	9.4%	-14%

Company Total	15.0%	12.2%	24%

	Nine Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	14.5%	10.2%	42%
Enterprise	10.8%	9.2%	17%

Company Total	13.3%	9.9%	35%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact

Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	43	13	30	0.09
Reorganization of business charges	Cost of sales and Other charges	9	3	6	0.02
Gain on sale of equity investment	Gain on sales of investments and businesses, net	(16)	(6)	(10)	(0.03)

Total continuing operations impact		$42	$12	$30	$0.09

Q2 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact

Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	52	21	31	0.10
Reorganization of business charges	Cost of sales and Other charges	14	5	9	0.03
Tax expense from audit settlements and agreements	Income tax (expense) benefit	—	13	(13)	(0.04)
					—

Total continuing operations impact		$72	$41	$31	$0.10

Q3 2012

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact

Intangibles amortization expense	Intangibles amortization	$6	$2	$4	0.01
Stock-based compensation expense	Cost of sales, SG&A and R&D	44	14	30	0.11
Reorganization of business charges	Cost of sales and Other charges	13	4	9	0.03
Gain on sale of equity investment	Gain on sales of investments and businesses, net	(13)	(5)	(8)	(0.03)
					—

Total continuing operations impact		$50	$15	$35	$0.12

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Non-GAAP Operating Earnings

	Three Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	$310	$224	38%
Enterprise	77	135	-43%

Company Total	$387	$359	8%

	Nine Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	$735	$525	40%
Enterprise	292	404	-28%

Company Total	$1,027	$929	11%

Non-GAAP Operating Earnings %

	Three Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	20.4%	16.5%	24%
Enterprise	12.2%	18.6%	-35%

Company Total	18.0%	17.2%	4%

	Nine Months Ended
	September 29, 2012	October 1, 2011	% Change

Government	17.2%	13.8%	25%
Enterprise	14.8%	19.3%	-23%

Company Total	16.4%	15.7%	4%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2012

	TOTAL	Government	Enterprise
Net sales	$1,956	$1,301	$655
Operating earnings	$232	$150	$82

Above-OE non-GAAP adjustments:
Stock-based compensation expense	43	27	16
Reorganization of business charges	9	7	2
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	58	34	24

Operating earnings after non-GAAP adjustments	$290	$184	$106

Operating earnings as a percentage of net sales - GAAP	11.9%	11.5%	12.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	14.8%	14.1%	16.2%

Q2 2012

	TOTAL	Government	Enterprise
Net sales	$2,148	$1,459	$689
Operating earnings	$278	$197	$81

Above-OE non-GAAP adjustments:
Stock-based compensation expense	52	34	18
Reorganization of business charges	14	9	5
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	72	43	29

Operating earnings after non-GAAP adjustments	$350	$240	$110

Operating earnings as a percentage of net sales - GAAP	12.9%	13.5%	11.8%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	16.3%	16.4%	16.0%

Q3 2012

	TOTAL	Government	Enterprise
Net sales	$2,153	$1,521	$632
Operating earnings	$324	$273	$51

Above-OE non-GAAP adjustments:
Stock-based compensation expense	44	29	15
Reorganization of business charges	13	8	5
Intangibles amortization expense	6	—	6

Total above-OE non-GAAP adjustments	63	37	26

Operating earnings after non-GAAP adjustments	$387	$310	$77

Operating earnings as a percentage of net sales - GAAP	15.0%	17.9%	8.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	18.0%	20.4%	12.2%